NEWS RELEASE

Contact:	William J. Small
Chairman, President and CEO
(419) 782-5015
bsmall@first-fed.com

For Immediate Release	Exhibit 99.1

FIRST DEFIANCE FINANCIAL CORP. ANNOUNCES 2013

FIRST QUARTER EARNINGS

•	Net Income of $5.6 million for 2013 first quarter, up from $4.2 million in the first quarter of 2012
•	Provision for Loan Losses of $425,000, down from $3.5 million in the first quarter of 2012
•	Net Interest Margin of 3.78%, flat with the first quarter of 2012

DEFIANCE, OHIO (April 22, 2013) – First Defiance Financial Corp. (NASDAQ: FDEF) today announced that net income for its first quarter ended March 31, 2013 totaled $5.6 million, or $0.55 per diluted common share, compared to $4.2 million or $0.37 per diluted common share for the quarter ended March 31, 2012.

“We are encouraged by the improvement in net income results versus last year and the continuation of the momentum built in the latter part of 2012,” said William J. Small, Chairman, President, and Chief Executive Officer of First Defiance Financial Corp. “However, we are still feeling the strain from the recent economic cycle, which has impacted loan growth and has caused some drag on first quarter performance.”

Credit Quality

The first quarter results include expense for provision for loan losses of $425,000, compared with $3.5 million for the same period in 2012 and $2.6 million in the fourth quarter of 2012.

Non-performing loans totaled $35.3 million at March 31, 2013, a decrease from $45.4 million at March 31, 2012. In addition, First Defiance had $4.3 million of real estate owned at March 31, 2013 compared to $3.4 million at March 31, 2012. Accruing troubled debt restructured loans were $28.0 million at March 31, 2013 compared with $3.8 million at March 31, 2012. For the first quarter of 2013, First Defiance recorded net charge-offs of $677,000, down from $7.9 million in the first quarter of 2012 and down from the fourth quarter level of $2.2 million. The allowance for loan loss as a percentage of total loans was 1.76% at March 31, 2013 compared with 1.96% at March 31, 2012.

“There were several positive indicators of overall improvement in asset quality during the first quarter including significant declines in net charge-offs and in classified loans. The levels of charge-offs and provision expense were reflections of the improvement in credit quality,” said Small. “We see this as an overall improving trend developing in those categories as the economy stabilizes.”

1

Net Interest Income down compared to first quarter 2012

Net interest income of $16.5 million in the first quarter of 2013 was down from $17.2 in the first quarter of 2012. Net interest margin was flat at 3.78% for the first quarter of 2013 compared to the first quarter of 2012. Yield on interest earning assets declined by 32 basis points, to 4.22% in the first quarter of 2013 from 4.54% in the first quarter of 2012. The cost of interest-bearing liabilities decreased by 39 basis points in the first quarter of 2013 to 0.54% from 0.93% in the first quarter of 2012.

“The stability of the net interest margin for the quarter is noteworthy,” said Small. “The low interest rates and low loan demand present significant challenges to margin management. We will continue to look for additional opportunities to maintain our margin, as well as other ways to minimize the impact of the sustained low rate environment.”

Non-Interest Income up from first quarter 2012

First Defiance’s non-interest income for the first quarter of 2013 was $9.0 million compared with $8.4 million in the first quarter of 2012. Mortgage banking income increased to $2.8 million in the first quarter of 2013, up from $2.4 million in the first quarter of 2012. Gains from the sale of mortgage loans decreased in the first quarter of 2013 to $2.2 million from $2.5 million in the first quarter of 2012. Mortgage loan servicing revenue was $870,000 in the first quarter of 2013, which was up slightly from $844,000 in the first quarter of 2012. Service fees and other charges were $2.4 million in the first quarter of 2013, down from $2.7 million in the first quarter of 2012.

The continuing low rate environment helped contribute to solid first quarter of 2013 mortgage originations, although they were down slightly from the first quarter of 2012. The Company had a positive change in the valuation adjustment in mortgage servicing assets (“MSR”) of $473,000 in the first quarter of 2013 compared with a negative adjustment of $79,000 in the first quarter of 2012. The MSR positive valuation adjustment is a reflection of the increase in fair value of certain sectors of the Company’s portfolio of MSRs. The increase was driven by a slight increase in market rates in the quarter which also contributed to lower amortization of servicing rights.

Income from the sale of insurance and investment products increased to $3.0 million for the first quarter of 2013, from $2.5 million in the first quarter of 2012. First Defiance’s insurance subsidiary, First Insurance Group of the Midwest, Inc., typically recognizes contingent revenues during the first quarter. These revenues are bonuses paid by insurance carriers when the Company achieves certain loss ratios or growth targets. In the first quarter of 2013, First Insurance Group earned $944,000 of contingent income, compared to $504,000 during the first quarter of 2012.

“We are pleased with the ongoing strong mortgage banking contribution as well as the improvement in the overall insurance operations income stream,” continued Mr. Small. “Mortgage production maintained its intensity in this quarter, with robust activity carrying into the second quarter.”

2

Non-Interest Expenses

Total non-interest expense was $17.2 million in the first quarter of 2013, an increase from $16.3 million in the first quarter of 2012.

Compensation and benefits increased to $8.8 million in the first quarter of 2013 compared to $8.5 in the first quarter of 2012. The Company granted pay increases and accrued for bonus payments based on meeting 2013 targeted performance in the first quarter of 2013. Other non-interest expense increased to $3.9 million in the first quarter of 2013 from $3.3 million in the first quarter of 2012. An accrual for estimated secondary market buy-back losses of $581,000 was established in the first quarter of 2013 compared to no losses accrued in the first quarter of 2012. These losses were accrued and expensed as of March 31, 2013 based on an estimated exposure to repurchase requests resulting from notifications received from Fannie Mae’s post-foreclosure review process during the first quarter of 2013.

Total Assets at $2.04 Billion

Total assets at March 31, 2013 were $2.04 billion, compared to $2.14 billion at March 31, 2012. Net loans receivable (excluding loans held for sale) were $1.48 billion at March 31, 2013, compared to $1.45 billion at March 31, 2012. Total cash and cash equivalents were $156.3 million at March 31, 2013 compared with $136.8 million at December 31, 2012 and $249.9 million at March 31, 2012. Also, at March 31, 2013, goodwill and other intangible assets totaled $65.9 million compared to $66.3 million at December 31, 2012 and $67.3 million at March 31, 2012.

Total deposits at March 31, 2013 were $1.66 billion compared with $1.67 billion at December 31, 2012, and $1.67 billion at March 31, 2012. Non-interest bearing deposits at March 31, 2013 were $291.8 million compared to $315.1 million at December 31, 2012 and $265.7 million at March 31, 2012. Total stockholders’ equity was $262.6 million at March 31, 2013 compared to $258.1 million at December 31, 2012 and $281.4 million at March 31, 2012.

Conference Call

First Defiance Financial Corp. will host a conference call at 11:00 a.m. (EDT) on Tuesday, April 23, 2013 to discuss the earnings results and business trends. The conference call may be accessed by calling 1-888-317-6016. A live webcast may be accessed at http://services.choruscall.com/links/fdef130423.html.

Audio replay of the Internet Webcast will be available at www.fdef.com until April 23, 2014 at 9:00 a.m.

Annual Meeting of Shareholders

First Defiance Financial Corp. will host its Annual Meeting of Shareholders at 2:00 p.m. on Tuesday, April 23, 2013 at the First Federal Bank operations center at 25600 Elliott Road in Defiance. Following the meeting, the audio replay, slide presentation and transcript will be available at the Company’s Website at www.fdef.com.

3

First Defiance Financial Corp.

First Defiance Financial Corp., headquartered in Defiance, Ohio, is the holding company for First Federal Bank of the Midwest and First Insurance Group. First Federal operates 33 full service branches and 42 ATM locations in northwest Ohio, southeast Michigan and Fort Wayne, Indiana. First Insurance Group is a full service insurance agency with six offices throughout northwest Ohio.

For more information, visit the company’s Web site at www.fdef.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This news release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21 B of the Securities Act of 1934, as amended, which are intended to be safe harbors created thereby. Those statements may include, but are not limited to, all statements regarding intent, beliefs, expectations, projections, forecasts and plans of First Defiance Financial Corp. and its management, and specifically include statements regarding: changes in economic conditions, the nature, extent and timing of governmental actions and reforms, future movements of interest rates, the production levels of mortgage loan generation, the ability to continue to grow loans and deposits, the ability to benefit from a changing interest rate environment, the ability to sustain credit quality ratios at current or improved levels, the ability to sell real estate owned properties, continued strength in the market area for First Federal Bank of the Midwest, and the ability of the Company to grow in existing and adjacent markets. These forward-looking statements involve numerous risks and uncertainties, including those inherent in general and local banking, insurance and mortgage conditions, competitive factors specific to markets in which the Company and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions or capital market conditions and other risks and uncertainties detailed from time to time in the Company's Securities and Exchange Commission (SEC) filings, including the Company's Annual Report on Form 10-K for the year ended December 31, 2012. One or more of these factors have affected or could in the future affect the Company's business and financial results in future periods and could cause actual results to differ materially from plans and projections. Therefore, there can be no assurances that the forward-looking statements included in this news release will prove to be accurate. In light of the significant uncertainties in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other persons, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this news release are based on information presently available to the management of the Company. The Company assumes no obligation to update any forward-looking statements.

4

Consolidated Balance Sheets

First Defiance Financial Corp.

	(Unaudited)
	March 31,	December 31,	March 31,
(in thousands)	2013	2012	2012

Assets
Cash and cash equivalents
Cash and amounts due from depository institutions	$31,342	$45,832	$32,882
Interest-bearing deposits	125,000	91,000	217,000
	156,342	136,832	249,882
Securities
Available-for sale, carried at fair value	196,132	194,101	242,964
Held-to-maturity, carried at amortized cost	492	508	644
	196,624	194,609	243,608

Loans	1,507,008	1,525,257	1,473,955
Allowance for loan losses	(26,459)	(26,711)	(28,833)
Loans, net	1,480,549	1,498,546	1,445,122
Loans held for sale	10,761	22,064	11,201
Mortgage servicing rights	8,379	7,833	8,498
Accrued interest receivable	6,025	5,594	6,243
Federal Home Loan Bank stock	19,354	20,655	20,655
Bank Owned Life Insurance	42,061	41,832	36,128
Office properties and equipment	39,218	39,663	40,548
Real estate and other assets held for sale	4,313	3,805	3,408
Goodwill	61,525	61,525	61,525
Core deposit and other intangibles	4,402	4,738	5,776
Deferred taxes	301	78	-
Other assets	9,557	9,174	9,670
Total Assets	$2,039,411	$2,046,948	$2,142,264

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$291,765	$315,132	$265,716
Interest-bearing deposits	1,364,583	1,352,340	1,405,654
Total deposits	1,656,348	1,667,472	1,671,370
Advances from Federal Home Loan Bank	12,784	12,796	81,830
Notes payable and other interest-bearing liabilities	52,747	51,702	54,609
Subordinated debentures	36,083	36,083	36,083
Advance payments by borrowers for tax and insurance	1,366	1,473	1,316
Deferred taxes	-	-	404
Other liabilities	17,440	19,294	15,288
Total liabilities	1,776,768	1,788,820	1,860,900
Stockholders’ Equity
Preferred stock, net of discount	-	-	36,687
Common stock, net	127	127	127
Common stock warrant	878	878	878
Additional paid-in-capital	136,406	136,046	135,888
Accumulated other comprehensive income	3,808	4,274	3,937
Retained earnings	168,082	164,103	151,163
Treasury stock, at cost	(46,658)	(47,300)	(47,316)
Total stockholders’ equity	262,643	258,128	281,364
Total Liabilities and Stockholders’ Equity	$2,039,411	$2,046,948	$2,142,264

5

Consolidated Statements of Income (Unaudited)

First Defiance Financial Corp.

	Three Months Ended
	March 31,
(in thousands, except per share amounts)	2013	2012
Interest Income:
Loans	$16,796	$18,650
Investment securities	1,403	1,783
Interest-bearing deposits	58	92
FHLB stock dividends	219	229
Total interest income	18,476	20,754
Interest Expense:
Deposits	1,647	2,369
FHLB advances and other	90	751
Subordinated debentures	152	331
Notes Payable	60	104
Total interest expense	1,949	3,555
Net interest income	16,527	17,199
Provision for loan losses	425	3,503
Net interest income after provision for loan losses	16,102	13,696
Non-interest Income:
Service fees and other charges	2,385	2,671
Mortgage banking income	2,830	2,445
Gain on sale of non-mortgage loans	15	9
Gain on sale of securities	53	43
Insurance and investment sales commissions	3,036	2,536
Trust income	163	153
Income from Bank Owned Life Insurance	229	220
Other non-interest income	251	342
Total Non-interest Income	8,962	8,419
Non-interest Expense:
Compensation and benefits	8,798	8,465
Occupancy	1,654	1,788
FDIC insurance premium	656	669
State franchise tax	629	514
Data processing	1,181	1,169
Amortization of intangibles	336	375
Other non-interest expense	3,945	3,279
Total Non-interest Expense	17,199	16,259
Income before income taxes	7,865	5,856
Income taxes	2,306	1,703
Net Income	$5,559	$4,153

Dividends Accrued on Preferred Shares	-	(462)
Accretion on Preferred Shares	-	(46)
Redemption of Preferred Shares	-	-

Net Income Applicable to Common Shares	$5,559	$3,645

Earnings per common share:
Basic	$0.57	$0.37
Diluted	$0.55	$0.37

Average Shares Outstanding:
Basic	9,736	9,726
Diluted	10,105	9,970

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Financial Summary and Comparison

First Defiance Financial Corp.

	(Unaudited)
	Three Months Ended
	March 31,
(dollars in thousands, except per share data)	2013	2012	% change
Summary of Operations

Tax-equivalent interest income (1)	$18,885	$21,144	(10.7)%
Interest expense	1,949	3,555	(45.2)
Tax-equivalent net interest income (1)	16,936	17,589	(3.7)
Provision for loan losses	425	3,503	(87.9)
Tax-equivalent NII after provision for loan loss (1)	16,511	14,086	17.2
Investment Securities gains	53	43	23.3
Impairment losses on securities	-	-	NM
Non-interest income (excluding securities gains/losses)	8,909	8,376	6.4
Non-interest expense	17,199	16,259	5.8
Income taxes	2,306	1,703	35.4
Net Income	5,559	4,153	33.9
Dividends Declared on Preferred Shares	-	(462)	(100.0)
Accretion on Preferred Shares	-	(46)	(100.0)
Net Income Applicable to Common Shares	5,559	3,645	52.5
Tax equivalent adjustment (1)	409	390	4.9
At Period End
Assets	2,039,411	2,142,264	(4.8)
Earning assets	1,858,747	1,966,419	(5.5)
Loans	1,507,008	1,473,955	2.2
Allowance for loan losses	26,459	28,833	(8.2)
Deposits	1,656,348	1,671,370	(0.9)
Stockholders’ equity	262,643	281,364	(6.7)
Average Balances
Assets	2,027,906	2,080,502	(2.5)
Earning assets	1,823,089	1,879,393	(3.0)
Loans	1,500,222	1,781,710	(15.8)
Deposits and interest-bearing liabilities	1,746,092	1,456,807	19.9
Deposits	1,650,772	1,610,275	2.5
Stockholders’ equity	259,625	279,848	(7.2)
Stockholders’ equity / assets	12.80%	13.45%	(4.8)
Per Common Share Data
Net Income
Basic	$0.57	$0.37	54.1
Diluted	0.55	0.37	48.6
Dividends	0.10	0.05	100.0
Market Value:
High	$23.75	$17.76	33.7
Low	18.42	14.41	27.8
Close	23.32	16.86	38.3
Common Book Value	26.80	25.06	7.0
Tangible Common Book Value	20.05	18.14	10.5
Shares outstanding, end of period (000)	9,766	9,728	0.4
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.78%	3.78%	0.1
Return on average assets	1.11%	0.80%	38.5
Return on average equity	8.68%	5.97%	45.5
Efficiency ratio (2)	66.55%	62.62%	6.3
Effective tax rate	29.32%	29.08%	0.8
Dividend payout ratio (basic)	17.54%	13.51%	29.8

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

NM Percentage change not meaningful

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Income from Mortgage Banking

Revenue from sales and servicing of mortgage loans consisted of the following:

	Three Months Ended
	March 31,
(dollars in thousands)	2013	2012

Gain from sale of mortgage loans	$2,176	$2,544
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	870	844
Amortization of mortgage servicing rights	(689)	(864)
Mortgage servicing rights valuation adjustments	473	(79)
	654	(99)
Total revenue from sale and servicing of mortgage loans	$2,830	$2,445

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Yield Analysis

First Defiance Financial Corp.

	Three Months Ended March 31,
	(dollars in thousands)
	2013			2012
	Average		Yield	Average		Yield
	Balance	Interest(1)	Rate(2)	Balance	Interest(1)	Rate(2)
Interest-earning assets:
Loans receivable	$1,500,222	$16,814	4.55%	$1,456,807	$18,678	5.16%
Securities	196,571	1,794	3.85%	237,541	2,145	3.76%
Interest Bearing Deposits	106,332	58	0.22%	164,390	92	0.23%
FHLB stock	19,964	219	4.45%	20,655	229	4.46%
Total interest-earning assets	1,823,089	18,885	4.22%	1,879,393	21,144	4.54%
Non-interest-earning assets	204,817			201,109
Total assets	$2,027,906			$2,080,502
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$1,356,547	$1,647	0.49%	$1,365,021	$2,369	0.70%
FHLB advances and other	12,788	90	2.85%	81,834	751	3.69%
Other Borrowings	46,396	60	0.52%	53,403	104	0.78%
Subordinated debentures	36,136	152	1.71%	36,198	331	3.68%
Total interest-bearing liabilities	1,451,867	1,949	0.54%	1,536,456	3,555	0.93%
Non-interest bearing deposits	294,225	-	-	245,254	-	-
Total including non-interest-bearing demand deposits	1,746,092	1,949	0.45%	1,781,710	3,555	0.80%
Other non-interest-bearing liabilities	22,189			18,944
Total liabilities	1,768,281			1,800,654
Stockholders' equity	259,625			279,848
Total liabilities and stockholders' equity	$2,027,906			$2,080,502
Net interest income; interest rate spread		$16,936	3.68%		$17,589	3.61%
Net interest margin (3)			3.78%			3.78%
Average interest-earning assets to average interest bearing liabilities			126%			122%

(1)	Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 35%.
(2)	Annualized
(3)	Net interest margin is net interest income divided by average interest-earning assets.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2013	4th Qtr 2012	3rd Qtr 2012	2nd Qtr 2012	1st Qtr 2012
Summary of Operations
Tax-equivalent interest income (1)	$18,885	$19,993	$20,525	$20,935	$21,144
Interest expense	1,949	2,186	2,923	3,273	3,555
Tax-equivalent net interest income (1)	16,936	17,807	17,602	17,662	17,589
Provision for loan losses	425	2,618	705	4,097	3,503
Tax-equivalent NII after provision for loan losses (1)	16,511	15,189	16,897	13,565	14,086
Investment securities gains, net of impairment	53	1,606	103	382	43
Non-interest income (excluding securities gains/losses)	8,909	8,574	7,677	7,612	8,376
Non-interest expense	17,199	17,538	16,450	15,532	16,259
Income taxes	2,306	2,253	2,366	1,690	1,703
Net income	5,559	5,157	5,434	3,921	4,153
Dividends Declared on Preferred Shares	-	-	(3)	(435)	(462)
Accretion on Preferred Shares	-	-	(8)	(305)	(46)
Redemption on Preferred Shares	-	-	642	-	-
Net Income Applicable to Common Shares	5,559	5,157	5,423	3,823	3,645
Tax equivalent adjustment (1)	409	421	427	416	390
At Period End
Total assets	$2,039,411	$2,046,948	$2,055,672	$2,067,616	$2,142,264
Earning assets	1,858,747	1,853,585	1,874,671	1,885,846	1,966,419
Loans	1,507,008	1,525,257	1,512,132	1,500,637	1,473,955
Allowance for loan losses	26,459	26,711	26,310	26,409	28,833
Deposits	1,656,348	1,667,472	1,609,350	1,613,611	1,671,370
Stockholders’ equity	262,643	258,128	255,136	249,870	281,364
Stockholders’ equity / assets	12.88%	12.61%	12.41%	12.08%	13.13%
Goodwill	61,525	61,525	61,525	61,525	61,525
Average Balances
Total assets	$2,027,906	$2,023,890	$2,047,139	$2,102,675	$2,080,502
Earning assets	1,823,089	1,815,263	1,849,715	1,903,714	1,879,393
Loans	1,500,222	1,509,611	1,481,995	1,462,312	1,456,807
Deposits and interest-bearing liabilities	1,746,092	1,744,274	1,774,312	1,800,036	1,781,710
Deposits	1,650,772	1,633,432	1,605,749	1,629,094	1,610,275
Stockholders’ equity	259,625	256,304	251,592	281,031	279,848
Stockholders’ equity / assets	12.80%	12.66%	12.29%	13.37%	13.45%
Per Common Share Data
Net Income:
Basic	$0.57	$0.53	$0.56	$0.39	$0.37
Diluted	0.55	0.52	0.54	0.38	0.37
Dividends	0.10	0.05	0.05	0.05	0.05
Market Value:
High	$23.75	$19.38	$18.06	$17.46	$17.76
Low	18.42	15.75	15.80	15.23	14.41
Close	23.32	19.19	17.26	17.12	16.86
Common Book Value	26.80	26.44	26.13	25.49	25.06
Shares outstanding, end of period (in thousands)	9,766	9,729	9,729	9,729	9,728
Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.78%	3.92%	3.80%	3.75%	3.78%
Return on average assets	1.11%	1.01%	1.06%	0.75%	0.80%
Return on average equity	8.68%	8.00%	8.59%	5.61%	5.97%
Efficiency ratio (2)	66.55%	66.48%	65.07%	61.45%	62.62%
Effective tax rate	29.32%	30.40%	30.33%	30.12%	29.08%
Common dividend payout ratio (basic)	17.54%	9.43%	8.93%	12.82%	13.51%

(1)	Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 35%
(2)	Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains, net.

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Selected Quarterly Information

First Defiance Financial Corp.

(dollars in thousands, except per share data)	1st Qtr 2013	4th Qtr 2012	3rd Qtr 2012	2nd Qtr 2012	1st Qtr 2012
Loan Portfolio Composition
One to four family residential real estate	$197,675	$200,826	$210,053	$210,520	$202,132
Construction	33,398	37,788	31,428	22,923	36,362
Commercial real estate	802,098	797,385	792,351	775,526	790,168
Commercial	365,551	383,817	365,510	372,266	326,904
Consumer finance	15,549	15,936	16,785	17,127	17,647
Home equity and improvement	106,524	108,718	111,563	112,427	114,891
Total loans	1,520,795	1,544,470	1,527,690	1,510,789	1,488,104
Less:
Loans in process	13,084	18,478	14,831	9,439	13,430
Deferred loan origination fees	703	735	727	713	719
Allowance for loan loss	26,459	26,711	26,310	26,409	28,833
Net Loans	$1,480,549	$1,498,546	$1,485,822	$1,474,228	$1,445,122

Allowance for loan loss activity
Beginning allowance	26,711	26,310	26,409	28,833	$33,254
Provision for loan losses	425	2,618	705	4,097	3,503
Credit loss charge-offs:
One to four family residential real estate	206	976	217	584	738
Commercial real estate	266	593	780	5,448	4,496
Commercial	205	541	355	486	2,666
Consumer finance	46	59	19	14	41
Home equity and improvement	272	497	203	254	211
Total charge-offs	995	2,666	1,574	6,786	8,152
Total recoveries	318	449	770	265	228
Net charge-offs (recoveries)	677	2,217	804	6,521	7,924
Ending allowance	$26,459	$26,711	$26,310	$26,409	$28,833

Credit Quality
Total non-performing loans (1)	$35,283	$32,570	$37,803	$41,702	$45,351
Real estate owned (REO)	4,313	3,805	2,843	3,538	3,408
Total non-performing assets (2)	$39,596	$36,375	$40,646	$45,240	$48,759
Net charge-offs	677	2,217	804	6,521	7,924

Restructured loans, accruing (3)	27,981	28,203	4,305	3,581	3,820

Allowance for loan losses / loans	1.76%	1.75%	1.74%	1.76%	1.96%
Allowance for loan losses / non-performing assets	66.82%	73.43%	64.73%	58.38%	59.13%
Allowance for loan losses / non-performing loans	74.99%	82.01%	69.60%	63.33%	63.58%
Non-performing assets / loans plus REO	2.62%	2.38%	2.68%	3.01%	3.30%
Non-performing assets / total assets	1.94%	1.78%	1.98%	2.19%	2.28%
Net charge-offs / average loans (annualized)	0.18%	0.59%	0.22%	1.78%	2.18%

Deposit Balances
Non-interest-bearing demand deposits	$291,765	$315,132	$271,305	$261,211	$265,716
Interest-bearing demand deposits and money market	681,061	664,857	636,510	628,760	665,889
Savings deposits	177,336	166,945	166,155	165,699	165,325
Retail time deposits less than $100,000	330,870	342,472	356,369	370,443	383,471
Retail time deposits greater than $100,000	173,379	176,029	176,725	180,594	183,420
National/Brokered time deposits	1,937	2,037	2,286	6,904	7,549
Total deposits	$1,656,348	$1,667,472	$1,609,350	$1,613,611	$1,671,370

(1)	Non-performing loans consist of non-accrual loans.
(2)	Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(3)	Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

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Loan Delinquency Information

First Defiance Financial Corp.

(dollars in thousands)	Total Balance	Current	30 to 89 days past due	Non Accrual Loans

March 31, 2013
One to four family residential real estate	$197,675	$191,725	$1,787	$4,163
Construction	33,398	33,398	-	-
Commercial real estate	802,098	776,138	1,076	24,884
Commercial	365,551	358,205	1,194	6,152
Consumer finance	15,549	15,429	120	-
Home equity and improvement	106,524	105,560	880	84
Total loans	$1,520,795	$1,480,455	$5,057	$35,283

December 31, 2012
One to four family residential real estate	$200,826	$195,188	$2,036	$3,602
Construction	37,788	37,788	-	-
Commercial real estate	797,385	773,170	1,125	23,090
Commercial	383,817	376,548	1,608	5,661
Consumer finance	15,936	15,701	235	-
Home equity and improvement	108,718	106,002	2,499	217
Total loans	$1,544,470	$1,504,397	$7,503	$32,570

March 31, 2012
One to four family residential real estate	$202,132	$196,384	$1,865	$3,883
Construction	36,362	36,203	-	159
Commercial real estate	790,168	756,158	945	33,065
Commercial	326,904	318,111	1,175	7,618
Consumer finance	17,647	17,542	100	5
Home equity and improvement	114,891	113,078	1,192	621
Total loans	$1,488,104	$1,437,476	$5,277	$45,351

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